Exhibit 10.1

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

AMENDMENT NO. 1 TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CRUDE OIL SUPPLY AGREEMENT (“Amendment”) is made and entered into as of the last date of signature below, but effective February 1, 2026 (the “Effective Date”), between Gunvor USA LLC, a Delaware limited liability company (“Gunvor”) and CVR Supply & Trading, LLC, a Delaware limited liability company (“CVR”). (Gunvor and CVR are each referred to individually herein as a “Party” or collectively as “Parties”).
WHEREAS, the Parties originally entered into that certain Crude Oil Supply Agreement dated June 28, 2023 (the “Original Agreement”) whereby Gunvor agreed to supply and CVR agreed to purchase Crude Oil for processing at the at petroleum refineries located in Coffeyville, Kansas (the “CVL Refinery”) and Wynnewood, Oklahoma (the “WYN Refinery” and collectively with the CVL Refinery, the “Refineries”) pursuant to the terms defined therein; and
WHEREAS, the Parties entered into that certain Amended and Restated Crude Oil Supply Agreement dated December 21, 2023 (“Revised Agreement”), which amended and restated the Original Agreement;
WHEREAS, CVR and Gunvor now desire to enter into this Amendment to revise certain terms of the Revised Agreement.
NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree to amend the Revised Agreement as of the Effective Date, as follows:
1.    Definitions. In Section 1.1, the defined term “Origination Fee” is hereby deleted and replaced with the following definition:

“Origination Fee” shall mean a fee payable by CVR to Gunvor in the amount of [***] per Barrel for each Barrel of Crude Oil purchased by Gunvor for supply to CVR hereunder.”

2.    Initial Term. Section 2.1 is hereby deleted and replaced with the following:

“Initial Term. The term of this Agreement shall commence on the Commencement Date and shall continue until January 31, 2029 (“Initial Term”), unless terminated earlier pursuant to the terms of this Agreement.”

3.    Renewal. Section 2.2 is hereby deleted and replaced with the following:

Renewal. Subject to the provisions of Section 2.1 above, the Initial Term shall automatically be extended for up to two (2) successive one-year terms (the “First Renewal Term” and “Second Renewal Term,” respectively), unless CVR delivers notice of its desire to terminate not less than one hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be. Following the Second Renewal Term, this Agreement shall automatically be extended for successive one-year terms (each a “Subsequent Renewal Term”), unless either Party delivers notice of its desire to terminate not less than one hundred eighty (180) days prior to the expiration of the then current Renewal Term. The First Renewal Term, Second Renewal Term, and any Subsequent Renewal Terms shall be collectively referred to as the “Renewal Terms,” and the Initial Term and the Renewal Terms, if any, shall constitute the “Term” of this Agreement.

4.    Exceptional Volume Variance Adjustment. The following Section 8.9 entitled Exceptional Volume Variance Adjustment, is hereby added to the Revised Agreement:

“8.9     Exceptional Volume Variance Adjustment.

(a) Variance Threshold. When the variance between estimated volumes paid for pursuant to a Provisional Invoice and actual volumes delivered on any single day results in a dollar amount of [***] (an "Exceptional Variance"), the Party experiencing the financial impact may provide written notice to the other Party in accordance with Article 23 within three (3) Business Days from the date the variance occurred.

(b) Payment. Upon resolution of any disagreement concerning the variance calculation in accordance with Section 8.8, the notified Party shall pay [***] in accordance with Section 8.7. Amounts paid under this Section shall be included in the True-Up pursuant to Section 8.4(c).”

5.    Defined Terms. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Revised Agreement.

6.    Ratification. Except as expressly amended hereby, the Revised Agreement will remain unamended and in full force and effect in accordance with its terms. The amendments provided herein will be limited precisely as drafted and will not constitute an amendment of any other term, condition or provision of the Revised Agreement.
7.    Counterparts. This Amendment may be executed in any number of counterparts (including by electronic transmission), each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the Parties, notwithstanding that all Parties are not signatories to the same counterpart.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is effective as of the Effective Date.

CVR Supply & Trading, LLC	Gunvor USA LLC
By: /s/ Doug Johnson	By: /s/ David A. Webster
Name: Doug Johnson	Name: David A. Webster
Title: EVP & Chief Commercial Officer	Title: Head of Legal – Americas
Date: 7/29/2025	Date: July 22, 2025

                         By: /s/ Thomas G. Smith
                         Name: Thomas G. Smith
                         Title: Regional CFO – Americas
                         Date: July 22, 2025